Exhibit 4.1

WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Waiver to SECOND AMENDED AND RESTATED CREDIT Agreement, dated as of June 28, 2018 (this "Agreement"), is made by and among DDR Corp. (the “Parent Borrower”), DDR PR Ventures LLC, S.E. (“DDRPR”; and together with the Parent Borrower, collectively, the “Borrower”) the Required Lenders signatory hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS, the Borrower has entered into that certain Second Amended and Restated Credit Agreement, dated as of September 13, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement), among the Borrower, the various Lenders party thereto, and the Administrative Agent, pursuant to which the Lenders made loans to the Borrower on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that the Borrower intends to spin-off a portfolio of 49 assets into a separate publicly traded company named Retail Value Inc. (“RVI”) and that the Borrower expects to receive preferred shares of RVI designated as Series A Preferred Shares (the “RVI Preferred Shares”) in connection with such spin-off;

WHEREAS, under the terms of the Credit Agreement, the Borrower’s ownership of the RVI Preferred Shares would cause RVI to be treated as an Investment Affiliate of the Borrower and require the inclusion of the Consolidated Group Pro Rata Share of, among other things, assets, liabilities, income, Indebtedness, revenues and expenses of RVI for purposes of calculating the financial covenants in Section 6.18 of the Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive the requirement that RVI be treated as an Investment Affiliate of the Borrower for purposes of calculating the financial covenants; and

WHEREAS, the undersigned Required Lenders are willing to grant this waiver, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Waiver and Conditions.  Pursuant to Section 8.2 of the Credit Agreement, and subject to the limitations contained herein, the undersigned Lenders representing the Required Lenders hereby waive the requirement that RVI be treated as an Investment Affiliate of the Borrower as a result of the Borrower’s ownership of the RVI Preferred Shares for purposes of calculating the financial covenants set forth in Section 6.18 of the Credit Agreement and hereby agree that the Consolidated Group Pro Rata Share of, among other things, assets, liabilities, income, Indebtedness, revenues and expenses of RVI shall not be included in such financial covenant calculations.  The Borrower hereby represents and warrants as of the date hereof that (a) no Default or Unmatured Default exists as of the date hereof (after giving effect to this Agreement) and (b) the representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct in all material respects; provided that any representation or warranty that is qualified as to “materiality”, Material Adverse Effect or similar language shall be true and correct in all respects and any such representation or warranty that is stated to relate solely to an earlier date shall be true and correct on and as of such earlier date.

Section 2.  Limitation.  The foregoing waiver is only effective in the specific instance and for the specific purpose for which it is given and shall not be effective for any other purpose, and no provision of the Loan Documents is amended or waived in any way other than as expressly provided herein.  Except as otherwise expressly provided or contemplated by this Agreement, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect.  The making of the waivers in this Agreement does not imply any obligation or agreement by the Lenders to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

Section 3.  Credit Agreement References.  On and after the effective date of this Agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference to the Credit Agreement by the words "thereunder", "thereof" or words of like import in any Loan Document or other document executed in connection with the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified by this Agreement.  This Agreement shall constitute a “Loan Document” under the Credit Agreement.

Section 4.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns and all future parties to the Credit Agreement.

Section 5.  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be original, with the same effect as if the signatures hereto and thereto were upon the same instrument.  This Agreement shall become effective upon the execution of a counterpart by each of the parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.  Governing Law.  This Agreement shall for all purposes be considered a Loan Document and shall be governed by, construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflict of laws (except for Section 5-1401 of the General Obligations Law of the State of New York).

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their duly authorized representatives as of date first written above.

BORROWER:

DDR CORP.

By:	/s/ Matthew Ostrower
Name:	Matthew Ostrower
Title:	Chief Financial Officer

DDR PR VENTURES LLC, S.E.

By:	/s/ Matthew Ostrower
Name:	Matthew Ostrower
Title:	Chief Financial Officer

[Signature page to DDR Waiver Agreement-Revolver]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a
LENDER

By:	/s/ Sangeeta Mahadevan
Name:	Sangeeta Mahadevan
Title:	Executive Director

[Signature page to DDR Waiver Agreement-Revolver]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kristen Ray
Name:	Kristen Ray
Title:	Vice President

[Signature page to DDR Waiver Agreement-Revolver]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John E. Wilgus, II
Name:	John E. Wigus, II
Title:	Senior Vice President

[Signature page to DDR Waiver Agreement-Revolver]

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/Ashish Tandon
Name:	Ashish Tandon
Title:	Director

[Signature page to DDR Waiver Agreement-Revolver]

CITIZENS BANK, N.A.

By:	/s/Kerri B. Colwell
Name:	Kerri B. Colwell
Title:	Senior Vice President

[Signature page to DDR Waiver Agreement-Revolver]

REGIONS BANK

By:	/s/ T. Barrett Vawter
Name:	T. Barrett Vawter
Title:	Vice President

[Signature page to DDR Waiver Agreement-Revolver]

THE BANK OF NEW YORK MELLON

By:	/s/ Rick Laudisi
Name:	Rick Laudisi
Title:	Managing Director

[Signature page to DDR Waiver Agreement-Revolver]

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Angela Kara
Name:	Angela Kara
Title:	Assistant Vice President

[Signature page to DDR Waiver Agreement-Revolver]

ROYAL BANK OF CANADA

By:	/s/ Sheena Lee
Name:	Sheena Lee
Title:	Authorized Signatory

[Signature page to DDR Waiver Agreement-Revolver]

THE BANK OF NOVA SCOTIA

By:	/s/ Chad Hale
Name:	Chad Hale
Title:	Director & Execution Head, REGAL

[Signature page to DDR Waiver Agreement-Revolver]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Curt M. Steiner
Name:	Curt M. Steiner
Title:	SVP

[Signature page to DDR Waiver Agreement-Revolver]

SUMITOMO MITSUI BANKING
CORPORATION

By:	/s/ William G. Karl
Name:	William G. Karl
Title:	Executive Officer

[Signature page to DDR Waiver Agreement-Revolver]

CITIBANK, N.A.

By:	/s/ David Bouton
Name:	David Bouton
Title:	Managing Director

[Signature page to DDR Waiver Agreement-Revolver]

FIRST TENNESSEE BANK NATIONAL
ASSOCIATION

By:	/s/ Ty Treadwell
Name:	Ty Treadwell
Title:	Vice President

[Signature page to DDR Waiver Agreement-Revolver]

GOLDMAN SACHS BANK USA

By:	/s Chris Lam
Name:	Chris Lam
Title:	Authorized Signatory

[Signature page to DDR Waiver Agreement-Revolver]

THE HUNTINGTON NATIONAL BANK

By:	/s/ Joe White
Name:	Joe White
Title:	Assistant Vice President

[Signature page to DDR Waiver Agreement-Revolver]

TD BANK, N.A.

By:	/s/ Howard Hsu
Name:	Howard Hsu
Title:	Senior Vice President

[Signature page to DDR Waiver Agreement-Revolver]